Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2) X

                               (Name of Trustee)
                                  SUMMIT BANK

                      (I.R.S. Employer Identification No.)
                                   22-0834947

                    (Address of Principal Executive Offices)
                         Corporate Trust Administration
                           210 Main Street 6th Floor
                                 Hackensack, NJ
                                     07601

                               (Name of Obligor)
                              Formica Corporation

                            (State of Incorporation)
                                    Delaware

                      (I.R.S. Employer Identification No.)
                                   34-1046753

                    (Address of Principal Executive Offices)
                           15 Independence Boulevard
                                Warren, NJ 07059

                        (Title of Indenture Securities)
                  10 7/8% Senior Subordinated Notes due 2009

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1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject:

     Name                                         Address
     ----                                         -------
     Federal Reserve Bank (2nd District)          New York, NY
     Federal Deposit Insurance Corporation        Washington, D.C.
     New Jersey Department of Banking             Trenton, NJ

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes

2.   Affiliations with obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None (See Note on Page 6)

3.   Voting securities of the trustee

     Furnish the following information as to each class of voting securities of the trustee: As of March 31, 1999

     Col. A                                       Col. B
     ------                                       ------
    Summit Bank, New Jersey Common Stock*         34,590,561 shares
    Summit Bank, New Jersey Preferred Stock*         120,000 shares

    All stock is owned by Summit Bancorp

4.   Trusteeships under other indentures

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     None

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5.   Interlocking directorates and similar relationships with the obligor or underwriters

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     Vincent Langone, Chairman of the Board and CEO of Formica Corporation, serves as a director of Summit Bank, New Jersey, a wholly-owned subsidiary of Summit Bancorp.

6.   Voting securities of the trustee owned by the obligor or its officials

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

     Not applicable - see answer to item 13

7.   Voting securities of the trustee owned by underwriters or their officials

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

     None

8.   Securities of the obligor owned or held by the trustee

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the Trustee:

     Not applicable - see answer to item 13

9.   Securities of underwriters owned or held by the trustee

     If the trustee owned beneficially or holding as collateral security for obligations in default any securities or an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are owned or held by the trustee:

     Not applicable - see answer to item 13

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10.  Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

     Not applicable - see answer to item 13

11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are owned or held by the trustee:

12.  Indebtedness of the obligor to the trustee

     Col. A                   Col. B                   Col. C
     -------------------------------------------------------------
     Nature of                Amount                   Date Due
     Indebtedness             O/S

     Revolving Credit         $5,714,286               05/01/2004

     Term Loan                $2,000,000               05/01/2004

     Term Loan                $2,285,714               05/01/2004

13.  Defaults by the obligor

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     None

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     None

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14.  Affiliations with the underwriters

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

     None

15.  Foreign trustee

     Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indenture qualified or to be qualified under the Act.

     Not applicable

16.  List of Exhibits

     List below all exhibits filed as part of this statement of eligibility

     1.   *Copy of Articles of Association of the Trustee as now in effect.

     2. No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.

     3. No copy of the authorization of the trustee to exercise corporate trust powers is furnished since this authorization is contained in the Articles of Association of the Trustee.

     4.   *Copy of the existing By-Laws of the Trustee as now in effect.

     5.   Not applicable.

     6.   The consent of the Trustee required by Section 321(b) of the Act.

     7. A copy of the latest report of Condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

     8.   Not applicable.

     9.   Not applicable.

     *Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibits TIA(i) and TIA(ii) File No. 285667)

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                                      NOTE

     The Trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtained by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Summit Bank, a corporation organized and existing under the laws of the State of New Jersey, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hackensack and State of New Jersey on the 15th day of April, 1999.

                                             SUMMIT BANK


                                             By:_______________________________
                                                H. Lewis Stone
                                                Vice President

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                              CONSENT OF TRUSTEE

     Summit Bank, as trustee (the "Trustee") under an indenture to be entered into between itself and Formica Corporation. hereby consents to Section 321(b) of the Trust Indenture Act of 1939, as amended, to the furnishing by Federal State, Territorial or District Authorities to the Securities and Exchange Commission of all reports, records or other information relating thereto.

                                             SUMMIT BANK


                                             By:_______________________________
                                                H. Lewis Stone
                                                Vice President

Dated: April 15, 1999